Exhibit 99.1
BuzzFeed, Inc. Announces Fourth Quarter and Full Year 2022 Financial Results

Delivered Q4 Results in line with November outlook

NEW YORK – (March 13, 2023) – BuzzFeed, Inc. (“BuzzFeed” or the “Company”) (Nasdaq: BZFD), a premier digital media company for the most diverse, most online, and most socially engaged generations the world has ever seen, today announced financial results for the full year and fourth quarter ended December 31, 2022.

“There's no denying that 2022 was a tough year for digital media. The challenges we faced in Q4 are also impacting us in Q1 2023, and it is clear we have more work to do to realize the full potential of our combined brand portfolio,” said Jonah Peretti, BuzzFeed Founder & CEO. “As we work to address these challenges, our value proposition continues to resonate strongly in the marketplace. With iconic brands, a massive audience and a differentiated technology platform, we occupy a unique position in the ecosystem of audiences, creators, platforms and advertisers. And, our work in the exciting new areas of creators and artificial intelligence are continuing to lead the way in defining the future of media.”

Full-Year 2022 Financial and Operational Highlights1
●Including Complex Networks in the 2022 results, BuzzFeed delivered full year revenues of $436.7 million, growing 10% compared to 2021
○Advertising revenue, consisting of payments we receive from advertisers for ads distributed against our editorial and news content, including display and pre-roll, was approximately flat at $202.8 million
○Content revenue, consisting of payments received from clients for custom assets, including both short-form and long-form ranging from branded quizzes to Instagram takeovers to feature films and content licensing, grew 27% year-over-year to $165.8 million
○Commerce and other revenues, which includes affiliate marketplace, product licensing and events revenue, grew 11% year-over-year to $68.1 million
●Net loss was $201.3 million, including a non-cash goodwill impairment charge of $102.3 million, compared to net income of $25.9 million in 2021
●Adjusted EBITDA2 was $0.5 million, compared to Adjusted EBITDA of $41.5 million in 2021
●Growth in Time Spent on our owned and operated properties was more than offset by declines on third-party platforms, resulting in a 21% decline in overall Time Spent, to 624 million hours.
●BuzzFeed ended the year with cash and cash equivalents of approximately $56 million. As of March 10, 2023, the majority of the Company’s cash and cash equivalents balance were held at Silicon Valley Bank. However, in a joint statement released by the U.S. Department of the Treasury, the Federal Reserve, and the Federal Deposit Insurance Corporation, the U.S. government reassured that all depositors will be fully protected. The Company is accessing its funds and does not currently anticipate any disruption to its ongoing operations.

Fourth Quarter 2022 Financial and Operational Highlights1
●Including Complex Networks in the 2022 results, BuzzFeed delivered Q4 revenues of $134.6 million, declining 8% compared to the fourth quarter of 2021
○Advertising revenue declined 27% year-over-year to $50.5 million
○Content revenue declined 9% year-over-year to $54.8 million
○Commerce and other revenues grew 76% year-over-year to $29.3 million
●Net loss was $106.2 million, including a non-cash goodwill impairment charge of $102.3 million, compared to a net income of $41.6 million in the fourth quarter of 2021
1 2021 actual results include Complex Networks as of December 2021.
2 Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP results.

●Adjusted EBITDA2 was $17.6 million, compared to Adjusted EBITDA of $34.2 million in the fourth quarter of 2021
●Growth in Time Spent on our owned and operated properties was more than offset by declines on third-party platforms, resulting in a 27% decline in overall Time Spent, to 135 million hours.

First Quarter 2023 Financial Outlook

For the first quarter of 2023:
●We expect overall revenues in the range of $61 to $67 million
●We expect Adjusted EBITDA losses in the range of $18 to $25 million
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to “Forward-Looking Statements” below for information on factors that could cause our actual results to differ materially from these forward-looking statements.

Please see “Non-GAAP Financial Measures” below for a description of how Adjusted EBITDA is calculated. While Adjusted EBITDA is a non-GAAP financial measure, we have not provided guidance for the most directly comparable GAAP financial measure — net (loss) income — due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary to forecast such measure. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measure is not available.

Quarterly Conference Call

BuzzFeed’s management team will hold a conference call to discuss our fourth quarter and full year 2022 results today, March 13, at 5PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News & Events. To participate via telephone, please dial 833-634-1260 (toll-free) or 412-317-6021 (international) and ask to join the BuzzFeed, Inc. call. A replay of the call will be made available at the same URL.

We have used, and intend to continue to use, the Investor Relations section of our website at https://investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Definitions

BuzzFeed reports revenues across three primary business lines: Advertising, Content and Commerce and other. The definition of “Time Spent” is also set forth below.
●Advertising revenues consist primarily of payments we receive from advertisers for ads distributed against our editorial and news content, including display, pre-roll and mid-roll video products sold directly to brands and also programmatically. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily Facebook, YouTube, and Apple News.
●Content revenues consist primarily of payments received from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content. Revenues for film and TV projects produced by BuzzFeed Studios and Complex Networks are also included here.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here. Additionally, we generate other revenues from the production of live and virtual events such as ComplexCon and ComplexLand.

●Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore, and on Facebook, as reported by Facebook. This metric excludes time spent with our content on platforms for which we do not have advertising capabilities that materially contribute to our Advertising revenues, including TikTok, Instagram, Snapchat and Twitter. There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore and Facebook to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities.

About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the internet. Across food, news, pop culture and commerce, our brands drive conversation and inspire what audiences watch, read, and buy now, and into the future. Born on the internet in 2006, BuzzFeed, Inc. is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net (loss) income, excluding the impact of net (loss) income attributable to noncontrolling interests, income tax (benefit) provision, interest expense, net, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of derivative liability, restructuring costs, impairment expense, transaction-related costs, certain litigation costs, public company readiness costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.

We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for Q1 2023) or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “affect,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: (1) anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; (2) demand for products and services and changes in traffic; (3) changes in the business and competitive environment in which we operate; (4) developments and projections relating to our competitors and the digital media industry; (5) the impact of national and local economic and other conditions and developments in technology, each of which could influence the levels (rate and volume) of our advertising, the growth of our business and the implementation of our strategic initiatives; (6) poor quality broadband infrastructure in certain markets; (7) technological developments including artificial intelligence; (8) our success in retaining or recruiting, or changes required in, officers, key employees or directors; (9) our business, operations and financial performance, including expectations with respect to our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder and future business plans and initiatives and growth opportunities; (10) our future capital requirements and sources and uses of cash, including, but not limited to, our ability to obtain additional capital in the future in a higher interest rate environment and any impacts of bank failures or any restrictions on our ability to access our cash and cash equivalents; (11) expectations regarding future acquisitions, partnerships or other relationships with third parties; (12) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations; (13) the anticipated impacts of current global supply chain disruptions, further escalation of tensions between Russia and Western countries and the related sanctions and geopolitical tensions, as well as further escalation of trade tensions between the United States and China; the inflationary environment; the tight labor market; the continued impact of the COVID-19 pandemic and evolving strains of COVID-19; and other macroeconomic factors on our business and the actions we may take in the future in response thereto; and (14) our ability to maintain the listing of our Class A common stock and warrants on the Nasdaq Stock Market LLC.
The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the sections entitled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Contacts

Media Contact
Carole Robinson, BuzzFeed: carole.robinson@buzzfeed.com

Investor Relations Contact
Amita Tomkoria, BuzzFeed: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,

USD in thousands	2022	2021	% Change	2022	2021	% Change
Advertising	$50,534	$69,101	(27%)	$202,830	$205,794	(1%)
Content	54,771	59,939	(9%)	165,750	130,200	27%
Commerce and other	29,318	16,676	76%	68,094	61,570	11%
Total revenue	$134,623	$145,716	(8%)	$436,674	$397,564	10%
Loss from operations	$(106,036)	$(7,337)	NM	$(184,307)	$(25,154)	NM
Net (loss) income	$(106,186)	$41,572	NM	$(201,326)	$25,876	NM
Adjusted EBITDA	$17,555	$34,209	(49%)	$488	$41,516	(99%)

NM: Not Meaningful

BUZZFEED, INC.
Consolidated Balance Sheets
(Unaudited)

USD in thousands	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$55,774	$79,733
Accounts receivable (net of allowance for doubtful accounts of $1,879, and $1,094 as at December 31, 2022 and 2021)	116,460	142,909
Prepaid expenses and other current assets	26,373	29,017
Total current assets	198,607	251,659
Property and equipment, net	17,774	23,052
Right-of-use assets	66,581	—
Capitalized software costs, net	19,259	16,554
Intangible assets, net	121,329	136,513
Goodwill	91,632	194,881
Prepaid expenses and other assets	14,790	14,555
Total assets	$529,972	$637,214

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$29,329	$16,025
Accrued expenses	26,357	31,386
Deferred rent	—	4,894
Deferred revenue	8,836	1,676
Accrued compensation	31,052	37,434
Current lease liabilities	23,398	—
Other current liabilities	3,900	2,731
Total current liabilities	122,872	94,146
Deferred rent	—	12,504
Noncurrent lease liabilities	59,315	—
Debt	152,253	141,878
Derivative liability	180	4,875
Warrant liabilities	395	4,938
Other liabilities	403	3,992
Total liabilities	335,418	262,333

Commitments and contingencies

Redeemable noncontrolling interest	—	2,294

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 126,387 and 116,175 shares issued and outstanding at December 31, 2022 and 2021, respectively	13	11
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 6,678 and 12,397 shares issued and outstanding at December 31, 2022 and 2021, respectively	1	1
Class C Common stock, $0.0001 par value; 10,000 shares authorized; 6,478 shares issued and outstanding at December 31, 2022 and 2021	1	1
Additional paid-in capital	716,233	695,869
Accumulated deficit	(523,063)	(322,106)
Accumulated other comprehensive loss	(1,968)	(3,233)
Total BuzzFeed, Inc. stockholders’ equity	191,217	370,543
Noncontrolling interests	3,337	2,044
Total stockholders’ equity	194,554	372,587
Total liabilities and stockholders' equity	$529,972	$637,214

BUZZFEED, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
USD in thousands	2022	2021	2022	2021
Revenue	$134,623	$145,716	$436,674	$397,564
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	78,479	71,494	261,815	207,397
Sales and marketing	18,454	20,811	71,262	54,981
General and administrative	25,353	47,278	117,734	112,552
Research and development	7,252	5,643	30,597	24,928
Depreciation and amortization	8,781	7,827	35,073	22,860
Impairment expense	102,340	—	104,500	—
Total costs and expenses	240,659	153,053	620,981	422,718
(Loss) income from operations	(106,036)	(7,337)	(184,307)	(25,154)
Other (expense) income, net	2,254	(2,223)	(3,076)	(3,974)
Interest expense, net	(6,163)	(1,746)	(21,155)	(2,885)
Change in fair value of warrant liabilities	1,579	4,740	4,543	4,740
Change in fair value of derivative liability	1,170	26,745	4,695	26,745
(Loss) income before income taxes	(107,196)	20,179	(199,300)	(528)
Income tax provision (benefit)	(1,010)	(21,393)	2,026	(26,404)
Net (loss) income	(106,186)	41,572	(201,326)	25,876
Net income attributable to the redeemable noncontrolling interest	—	724	164	936
Net (loss) income attributable to noncontrolling interests	(744)	401	(533)	228
Net (loss) income attributable to BuzzFeed, Inc.	$(105,442)	$40,447	$(200,957)	$24,712
Net loss attributable to holders of Class A, Class B and Class C common stock:
Basic	$(105,442)	$316	$(200,957)	$—
Diluted	$(105,442)	$—	$(200,957)	$(716)
Net loss per Class A, Class B and Class C common share:
Basic	$(0.75)	$0.01	$(1.45)	$—
Diluted	$(0.75)	$—	$(1.45)	$(0.03)
Weighted average common shares outstanding:
Basic	139,685	55,487	138,148	27,048
Diluted	139,685	59,270	138,148	28,001

BUZZFEED, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
USD in thousands	2022	2021	2020
Operating activities:
Net (loss) income	$(201,326)	$25,876	$11,156
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	35,073	22,860	17,486
Unrealized loss (gain) on foreign currency	5,389	1,824	(2,623)
Stock based compensation	21,605	23,565	1,189
Change in fair value of warrants	(4,543)	(4,740)	—
Change in fair value of derivative liability	(4,695)	(26,745)	—
Issuance costs allocated to derivative liability	—	1,424	—
Amortization of debt discount and deferred issuance costs	5,375	326	—
Deferred income tax	(1,594)	(28,087)	112
Loss on disposition of subsidiaries	—	1,234	711
(Gain) loss on disposition of assets	(500)	220	254
Loss on extinguishment of debt	—	—	600
Unrealized gain on investment	(1,260)	—	(500)
Provision for doubtful accounts	785	(161)	322
Impairment expense	104,500	—	—
Noncash lease expense	19,870	—	—
Changes in operating assets and liabilities:
Accounts receivable	23,941	(12,951)	(7,086)
Prepaid expenses and other current assets and prepaid expenses and other assets	2,540	2,361	2,537
Accounts payable	11,582	3,546	(1,521)
Deferred rent	—	(4,456)	397
Accrued compensation	(5,663)	2,307	1,429
Accrued expenses, other current liabilities and other liabilities	(2,841)	(1,847)	2,086
Lease liabilities	(23,249)	—	—
Deferred revenue	7,154	(5,759)	1,004
Cash (used in) provided by operating activities	(7,857)	797	27,553

Investing activities:
Business acquisitions, net of cash acquired	—	(189,885)	—
Capital expenditures	(5,424)	(4,983)	(4,708)
Capitalization of internal-use software	(12,361)	(11,039)	(9,830)
Proceeds from sale of asset	500	—	—
Cash of disposed subsidiaries, less proceeds on disposition	—	(2,121)	(265)
Cash used in investing activities	(17,285)	(208,028)	(14,803)

Financing activities:
Proceeds from reverse recapitalization, net of costs	—	(11,652)	—
Proceeds from issuance of common stock	—	35,000	—
Payment for shares withheld for employee taxes	(1,698)	—	—
Deferred reverse recapitalization costs	(585)	—	—
Proceeds from issuance of convertible notes, net of issuance costs	—	143,806	—
Proceeds from exercise of stock options	459	6,975	159
Borrowings from revolving credit facility	5,000	9,000	19,896
Payments on revolving credit facility	—	(1,306)	—
Borrowings from secured borrowing facility	—	—	217,382
Repayments on secured borrowing facility	—	—	(217,982)
Cash provided by financing activities	3,176	181,823	19,455
Effect of currency translation on cash and cash equivalents	(1,993)	(985)	(103)
Net (decrease) increase in cash, cash equivalents and restricted cash	(23,959)	(26,393)	32,102
Cash, cash and cash equivalents and restricted cash at beginning of year	79,733	106,126	74,024
Cash, cash and cash equivalents and restricted cash at end of year	$55,774	$79,733	$106,126

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
USD in thousands	2022	2021	2022	2021
Net (loss) income	$(106,186)	$41,572	$(201,326)	$25,876
Income tax (benefit) provision	(1,010)	(21,393)	2,026	(26,404)
Interest expense, net	6,163	1,746	21,155	2,885
Other (income) expense, net	(2,254)	2,223	3,076	3,974
Depreciation and amortization	8,781	7,827	35,073	22,860
Stock-based compensation	2,745	22,715	21,605	23,565
Change in fair value of warrant liabilities	(1,579)	(4,740)	(4,543)	(4,740)
Change in fair value of derivative liability	(1,170)	(26,745)	(4,695)	(26,745)
Restructuring[1]	9,725	—	15,043	3,645
Impairment expense[2]	102,340	—	104,500	—
Transaction costs[3]	—	9,699	5,132	15,295
Litigation costs[4]	—	—	1,920	—
Public company readiness costs[5]	—	1,305	1,522	1,305
Adjusted EBITDA	$17,555	$34,209	$488	$41,516
Adjusted EBITDA margin	13%	23%	—%	10%
Net (loss) income as a percentage of revenue[6]	(79)%	29%	(46)%	7%

(1) For the year ended December 31, 2022, represents costs associated with certain organizational changes to align sales and marketing and general and administrative functions as well as changes in content to better service audience demands, and costs incurred as part of a strategic repositioning of BuzzFeed News. Additionally, for the year ended December 31, 2022, represents costs associated with the reduction in workforce plan, which is intended to reduce the Company’s costs in response to a combination of factors, including (i) challenging macroeconomic conditions; (ii) completing the integration of Complex Networks and eliminating redundancies; and (iii) an ongoing audience shift to short-form, vertical video, which is still developing from a monetization standpoint. For the year ended December 31, 2021, reflect costs associated with involuntary terminations of employees across various roles and levels as part of the integration of the HuffPost Acquisition. We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance.

(2) Reflects aggregate non-cash impairment expenses recorded during the year ended December 31, 2022 associated with goodwill impairment of $102.3 million and $2.2 million related to certain long-lived assets of our former corporate headquarters which was fully subleased during the third quarter of 2022.

(3) Reflects transaction-related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or contemplated transaction and include professional fees, integration expenses, and certain costs related to integrating and converging IT systems.

(4) Reflects costs related to litigation that are outside the ordinary course of our business. We believe it is useful to exclude such charges because we do not consider such amounts to be part of the ongoing operations of our business and because of the singular nature of the claims underlying the matter.

(5) Reflects one-time initial set-up costs associated with the establishment of our public company structure and processes.

(6) Net (loss) income as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a Non-GAAP measure.